                                                                   Exhibit 10.32


                               January 15, 1996



Congress Financial Corporation (Northwest)
101 S.W. Main Street, Suite 725
Portland, OR 97204

                       Re:   Eleventh Amendment to Accounts Financing Agreement
                             --------------------------------------------------

Ladies and Gentlemen:

          This Eleventh Amendment to Accounts Financing Agreement, dated as of the 15th day of January, 1996 (this "Amendment") is for the purpose of amending the Accounts Financing Agreement [Security Agreement] which we entered into on or about December 20, 1990, as it has been previously amended (the "Accounts Financing Agreement").

          For valuable consideration, receipt and sufficiency of which are acknowledged, we agree as follows:

1. A new Section 2.7 is hereby added to the Accounts Financing Agreement as follows:

               "2.7 In addition to amounts otherwise available under the formulas described above, and notwithstanding the Maximum Credit limit, you will temporarily allow us an overadvance of up to the lesser of (i) fifty percent of the market value of that certain real property in Lynnwood, Washington, more fully described in Exhibit C hereto (the "Lynnwood Property") as established by an MAI appraisal satisfactory to you; or (ii) $1,000,000 (the lesser of (i) or (ii) being referred to hereinafter as the "Overadvance Limit"). All overadvance amounts shall bear interest at the rate prescribed in Section 3 hereof. The Overadvance Limit will be reduced by the following amounts, and any overadvance amounts in excess of such reduced Overadvance Limit must be repaid, on the dates listed below:

Congress Financial Corporation (Northwest)
January 15, 1996
Page 2


                    Date       Reduction Amount
                    ----       ----------------

                    2/29/96            $575,000

                    3/31/96            $ 75,000

                    4/30/96            $100,000

                    5/31/96            $250,000

provided, however, that notwithstanding the provision for elimination of the overadvance on May 31, 1996, all Obligations, including the overadvance, will be due and payable on April 30, 1996 in the event the Accounts Financing Agreement is not extended beyond that date.

2. A new section 4.3 is hereby added to the Accounts Financing Agreement as follows:

               "4.3 In addition to the security interest granted in Section 4.1 hereof, we shall execute and deliver to you a first Deed of Trust on the Lynnwood Property (the "Deed of Trust") in form satisfactory to you to secure the prompt performance, observance and payment in full of all Obligations. Upon payment in full of the overadvance provided in Section 2.7 hereof, including all accrued interest thereon, and provided that there then exists no Event of Default, you will reconvey the Lynnwood Property to us.

3. A new Section 6.11 is hereby added to the Accounts Financing Agreement as follows:

               "6.11 We own the Lynnwood Property free and clear of any mortgages, liens, encumbrances, reservations, restrictions, easements or adverse claims of any kind, except as disclosed in
               Schedule 6.11 hereto. Without your prior written consent, we shall not sell, lease, transfer or convey all or any portion of the Lynnwood Property, or create, assume, incur or permit to exist any mortgage, trust deed, lien, security interest or encumbrance of any nature in or against the Lynnwood Property other than those specifically set forth in Schedule 6.11 attached hereto."

Congress Financial Corporation (Northwest)
January 15, 1996
Page 3


4. Section 8.1 of the Accounts Financing Agreement is hereby amended by changing the period at the end of the section to a semicolon and by adding the following:

               "or (h) if there shall be any breach of any covenant, representation or warranty contained in the Deed of Trust, or any other instrument delivered to you by us in connection with any loans hereunder."

5. For the accommodation described in this Amendment, we agree to pay you a fee in the sum of $5,000.

6. To induce you to accept this Amendment, we make the following representations, warranties, and covenants:

          (a) Each and every recital, representation, and warranty contained in this Amendment, the Accounts Financing Agreement, and the Deed of Trust is correct as of the date of this Amendment.

          (b) No event has occurred or is continuing which constitutes or, with the giving of notice, the passage of time, or both, would constitute, an Event of Default under the Accounts Financing Agreement.

7. We shall pay all expenses, including attorney fees, which you incur in connection with the preparation and implementation of this Amendment and any related documents.

8. Except as specifically provided above, the Accounts Financing Agreement remains fully valid, binding, and enforceable according to its terms.

9. We waive and discharge any and all defenses, claims, counterclaims, and offsets which we may have against you and which have arisen or accrued up to the date of this Amendment. We acknowledge that you and your employees, agents and attorneys have made no representations or promises to us except as specifically reflected in this Amendment and in the written agreements which have been previously executed. In this connection, we specifically waive the provisions of California Civil Code (S) 1542, which provides as follows:

Congress Financial Corporation (Northwest)
January 15, 1996
Page 4


          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

                                        Very truly yours,

                                        CARVER CORPORATION


                                        By  /s/ Sandra L. Jenkins
                                           ------------------------------
                                        Its Vice President Finance
                                           ------------------------------

          The undersigned guarantor acknowledges that Congress Financial Corporation (Northwest) ("Congress") has no obligation to provide it with notice of, or to obtain its consent to, the terms of this Amendment. The undersigned guarantor nevertheless hereby (i) acknowledges and agrees to the terms and conditions of this Amendment; (ii) acknowledges that its guaranty remains fully valid, binding and enforceable; and (iii) waives any and all defenses, claims, counterclaims and offsets against Congress which may have accrued to date. In connection with these waivers, the undersigned guarantor specifically waives the provisions of California Civil Code (S) 1542, which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.


                                        USS CORPORATION, dba US Sound


                                        By  /s/ John P. World
                                           ------------------------------
                                        Its Secretary
                                           ------------------------------
ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION (NORTHWEST)


By  /s/ Drew Stawin
   --------------------------
Its Vice President
   --------------------------
c:\dms\007267\00026\0108341.Wp